                                                                   EX-99.6(b)

                  DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

                                      OF

                 MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND
                            PURSUANT TO RULE 12b-1


     DISTRIBUTION AND SHAREHOLDER SERVICING PLAN made as of the       day of
               , 1986 by and between Merrill Lynch Institutional Intermediate Fund, a Massachusetts business trust (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").


                              W I T N E S S E T H :

     WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

     WHEREAS, the Fund proposes to enter into a Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Fund in the offer and sale of shares of the Fund to the public;

     WHEREAS, the Fund desires to adopt this Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay a distribution fee to MLFD; and

     WHEREAS, the Trustees of the Fund have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Distribution and Shareholder Servicing Plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0.15% of average daily net assets of the Fund to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 2 hereof for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the shares of the Fund and payments related to the furnishing of services to shareholders by sales and marketing personnel. Such expenditures may consist of sales commissions to financial consultants for selling shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities including advertising expenditures related to the Fund, the costs of preparing and distributing promotional materials and the costs of providing services to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1. MLFD may reallocate all or a portion of its distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraoh 3 hereof.

     3. MLFD shall provide the Fund for review by the Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the distribution fee during such period.

     4. This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding voting securities of the Fund.

     5. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this

Plan or any agreements related to it (the "Disinterested Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

     6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

     7. This Plan may be terminated at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of the Fund, and will terminate in the event of its assignment (as defined in the Act).

     8. This Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 5 hereof.


     9. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Disinterested Trustees.

     10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

     11. The Declaration of Trust establishing Merrill Lynch Institutional Intermediate Fund, dated September 10, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim of said Fund, but the Trust Estate only shall be liable.

     IN WITNESS WHEREOF, the Fund and the Distributor have executed this Plan of Distribution on the day and year set forth below.


Date:              , 1986

                              MERRILL LYNCH INSTITUTIONAL
                                INTERMEDIATE FUND


                              --------------------------------------

Attest:


-------------------------
                              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                              --------------------------------------

Attest:


-------------------------

                        DISTRIBUTION PLAN SUB-AGREEMENT

     AGREEMENT made as of the                day of              , 1986 by and
between Merrill Lynch Funds Distributor, Inc. a Delaware corporation (the
"Distributor"), and                         a                 corporation
("Securities Firm").


                            W I T N E S S E T H :

     WHEREAS, the Distributor has entered into an agreement with Merrill Lynch Institutional Intermediate Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of shares of beneficial interest of the Fund;

     WHEREAS, the Distributor and Fund have entered into a Distribution and Shareholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which the Distributor receives a distribution fee from the Fund at the annual rate of 0.15% of average daily net assets of the Fund for providing sales and promotional activities and services related to the distribution of Fund shares;

     WHEREAS, the Distributor desires the Securities Firm to perform certain sales and promotional activities and services for the Fund's shareholders and the Securities Firm is willing to perform such services.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 1 of the Plan.

     2. As compensation for its services performed under this Sub-Agreement; the Distributor shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     3. The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

     4. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     5. This Sub-Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

     6. This Sub-Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                        By
                                           ----------------------------------


                                        -------------------------------------


                                        By
                                           ----------------------------------

                  DISTRIBUTION AND SHAREHOLDER SERVICING PLAN
                                      OF
                 MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND
                            PURSUANT TO RULE 12b-1


     DISTRIBUTION AND SHAREHOLDER SERVICING PLAN made as of the 1st day of November, 1986, and amended as of March 23, 1987, by and between Merrill Lynch Institutional Intermediate Fund, a Massachusetts business trust (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").


                             W I T N E S S E T H:

     WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

     WHEREAS, the Fund proposes to enter into a Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Fund in the offer and sale of shares of the Fund to the public;

     WHEREAS, the Fund desires to adopt this Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay a distribution fee to MLFD; and

     WHEREAS, the Trustees of the Fund have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Distribution and Shareholder Servicing Plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0. 15% of average daily net assets of the Fund to compensate MLFD and securities firms with which MLFD enters into related agreements

("Sub-Agreements") pursuant to Paragraph 2 hereof for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the shares of the Fund, including clearing and support services incident thereto, and payments related to the furnishing of services to shareholders by sales and marketing personnel. Such expenditures may consist of sales commissions to financial consultants for selling shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities including advertising expenditures related to the Fund, the costs of preparing and distributing promotional materials and the costs of providing services to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner, Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1. MLFD may reallocate all or a portion of its distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 3 hereof.

     3. MLFD shall provide the Fund for review by the Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the distribution fee during such period.

     4.This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding voting securities of the Fund.

     5. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Disinterested Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

     6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

     7. This Plan may be terminated at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of the Fund, and will terminate in the event of its assignment (as defined in the Act).

     8. This Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 5 hereof.

     9. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Disinterested Trustees.


     10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

     11. The Declaration of Trust establishing Merrill Lynch Institutional Intermediate Fund, dated September 10, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim of said Fund, but the Trust Estate only shall be liable.

     IN WITNESS WHEREOF, the Fund and the Distributor have executed this Plan of Distribution on the day and year set forth below.


Date:              , 19

                              MERRILL LYNCH INSTITUTIONAL
                                INTERMEDIATE FUND


                              --------------------------------------

Attest:


-------------------------
                              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                              --------------------------------------

Attest:


-------------------------

                        DISTRIBUTION PLAN SUB-AGREEMENT

     AGREEMENT made as of the              day of              1986 by and
between Merrill Lynch Funds Distributor, Inc., a Delaware corporation (the
"Distributor"), and               a             corporation ("Securities Firm").


                             W I T N E S S E T H:

     WHEREAS, the Distributor has entered into an agreement with Merrill Lynch Institutional Intermediate Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of shares of beneficial interest of the Fund;

     WHEREAS, the Distributor and Fund have entered into a Distribution and Shareholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which the Distributor receives a distribution fee from the Fund at the annual rate of 0.15% of average daily net assets of the Fund for providing sales and promotional activities and services related to the distribution of Fund shares;

     WHEREAS, the Distributor desires the Securities Firm to perform certain sales and promotional activities and services for the Fund's shareholders and the Securities Firm is willing to perform such services.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the shares of the Fund, and incur distribution expenditures, of the types referred to in Paragraph 1 of the Plan.

     2. As compensation for its services performed under this Sub-Agreement, the Distributor shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     3. The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

     4. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of this

Plan or any agreements related to it, cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     5. This Sub-Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

     6. This Sub-Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                        By
                                           ----------------------------------


                                        -------------------------------------


                                        By
                                           ----------------------------------